Exhibit 24.1

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints The Apex Law Group, LLP with full power to act without the other, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to the registration statement and any additional registration statement pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the SEC, and any national exchange or self regulatory agency, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such director or officer might or could do and perform in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes or substitute, may lawfully do or cause be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by Larry Regis in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Larry Regis Larry Regis	Director and CEO	May 31, 2013